UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion (the “Closing”) on June 1, 2021 (the “Closing Date”) of the transactions (the “Transactions”) contemplated by the Contribution Agreement (the “Contribution Agreement”), dated May 7, 2020, by and among Liberty Global plc (“Liberty Global”), Liberty Global Europe 2 Limited, a private limited company incorporated in England and Wales and a wholly-owned subsidiary of Liberty Global (“LG Europe”), VMED O2 U.K. Limited (formerly known as Liberty Global Holdco Limited), a private limited company incorporated in England (the “U.K. Joint Venture”), Telefónica, S.A., a public limited liability company (sociedad anónima) formed in the Kingdom of Spain (“Telefónica”), and Telefonica O2 Holdings Limited, a private limited company incorporated in England and Wales and a wholly-owned subsidiary of Telefónica (“O2 Holdings”), as amended, pursuant to which Telefónica contributed its subsidiaries comprising its O2 mobile business in the United Kingdom to the U.K. Joint Venture, which holds Liberty Global’s subsidiaries comprising its Virgin Media business in the United Kingdom. The U.K. Joint Venture is owned 50:50 by Liberty Global and Telefónica. The Transactions were previously disclosed on the Current Report on Form 8-K of Liberty Global filed on May 13, 2020.

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

In connection with the Transactions, at the Closing, Liberty Global, LG Europe, Telefónica, O2 Holdings and the U.K. Joint Venture entered into the Shareholders Agreement (“Shareholders Agreement”) pursuant to which the parties thereto agreed to certain rights, covenants and obligations, including those summarized below.

The Shareholders Agreement contains customary provisions for the governance of a 50:50 joint venture, including with respect to decision making, access to information, dividend policy, restrictions on transfer of interests in the U.K. Joint Venture and exit arrangements, and covenants restricting the shareholders from competing with the U.K. Joint Venture.

The Shareholders Agreement provided that the initial board of directors of the U.K. Joint Venture is comprised of eight (8) directors, with four (4) directors designated by each of Liberty Global and Telefónica. Certain decisions, referred to as “Reserved Matters,” require the approval of both Liberty Global and Telefónica, either directly or through their designees to the board of directors, including, among others, changes in the constituent documents, capital stock, certain executive management matters, or branding of the U.K. Joint Venture; certain material transactions, including acquisitions and dispositions over a certain threshold; the adoption of any new business plan or amendment to any current business plan (including with respect to the budget) of the U.K. Joint Venture; and certain other material business, investing and financing decisions of the U.K. Joint Venture. The Chairman of the board of directors will alternate every two (2) years as between a director designated by Liberty Global and a director designated by Telefónica, and the initial Chairman of the board of directors of the U.K. Joint Venture will be a director designated by Liberty Global.

Pursuant to the Shareholders Agreement, the U.K. Joint Venture is required to make regular cash distributions to the shareholders on a pro rata basis equal to the unrestricted cash held by the U.K. Joint Venture (subject to the U.K. Joint Venture maintaining a minimum amount of cash and complying with the targeted net debt to EBITDA leverage ratio and the terms of its financing arrangements).

The Shareholders Agreement further provides that each of Liberty Global or Telefónica will have the right to initiate an initial public offering of the U.K. Joint Venture after the third (3rd) anniversary of the Closing, with the opportunity for the other shareholder to sell shares in the initial public offering on a pro rata basis. The parties have agreed to general restrictions on transfers of interests in the U.K. Joint Venture until the third anniversary of the Closing, subject to certain limited exceptions. After the fifth anniversary of the Closing, each shareholder will be able to initiate a sale of the U.K. Joint Venture to a third party in accordance with certain drag-along sale procedures, subject to a right of first offer in favor of the other shareholder. In certain enumerated events of default of a shareholder, including the insolvency of Liberty Global or Telefónica or transfers of shares of the U.K. Joint Venture in breach of the Shareholders Agreement, the other party will have a right to purchase the shares of the other shareholder of the U.K. Joint Venture on the terms set forth in the Shareholders Agreement. The Shareholders Agreement contains customary covenants regarding cooperation, information sharing, restrictions on the partners from competing with the U.K. Joint Venture and restrictions on soliciting employees of the U.K. Joint Venture.

The foregoing description of the Shareholders Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

In connection with the Transactions, each of Liberty Global and Telefónica will receive the proceeds of the recapitalization of the U.K. Joint Venture, subject to adjustments for an equalization amount of approximately £2.7 billion credited in favor of Telefónica, as well as the aggregate net debt, working capital, capital expenditure and intercompany payables and receivables of the entities contributed by each party to the U.K. Joint Venture, in each case, calculated as set forth in the Contribution Agreement. Telefónica will receive aggregate proceeds of approximately £5.5 billion, and Liberty Global will receive aggregate proceeds of approximately $1.8 billion (£1.3 billion), including approximately £760.0 million from the recapitalization of its retained and 100% owned Virgin Media Ireland business.1

Pursuant to the Contribution Agreement, at the Closing, the parties and certain of their respective affiliates entered into various agreements in connection with the Transactions in addition to the Shareholders Agreement. These included: services agreements principally relating to certain IT, technology, procurement and other support services to be provided by Liberty Global, Telefónica and their respective subsidiaries to the U.K. Joint Venture following the Closing; transition services agreements pursuant to which the U.K. Joint Venture will provide certain services to each of Liberty Global, Telefónica and their respective subsidiaries; brand license agreements in respect of the use by the U.K. Joint Venture of the O2 and Telefónica brands; and tax deeds.

The foregoing description of the Contribution Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Any financial statements required pursuant to this Item 9.01(a) in relation to the Transactions will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b)    Pro Forma Financial Information.
Any pro forma financial information required pursuant to this Item 9.01(b) in relation to the Transactions will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d)     Exhibits.

1 The £1.3 billion of Liberty Global aggregate proceeds includes the intended recapitalization of its 100% owned Virgin Media Ireland business and the net impact of: (i) estimated transaction fees and expenses; (ii) Liberty Global’s share of the UK Joint Venture recapitalization, net of the approximate £2.7 billion equalization payment paid to Telefónica; (iii) approximately £425 million of cash generated and retained from certain financing activities completed after the signing of the Contribution Agreement; and (iv) a proportionate share of the expected cash balance reflected on the UK Joint Venture balance sheet at Closing.

Exhibit No.	Exhibit Name

2.1*
Contribution Agreement, dated May 7, 2020, by and among Liberty Global plc, Liberty Global Europe 2 Limited, Liberty Global Holdco Limited, Telefónica, S.A., and Telefonica O2 Holdings Limited (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Liberty Global plc filed on May 13, 2020)

10.1*	Shareholders Agreement, dated June 1, 2021, by and among Liberty Global plc, Liberty Global Europe 2 Limited, Liberty Global Holdco Limited, Telefónica, S.A., and Telefonica O2 Holdings Limited

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K but will be provided to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 4, 2021